CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated January 11, 1996, appearing the Annual Report on Form 10-K of ASHA Corporation for the fiscal year ended September 30, 1996, in the following Registration Statements on Form S-8:

     SEC File No.              Name of Plan             Date of Filing
     ------------              ------------             --------------
      33-81688       Consulting Agreement Shares        July 18, 1996
      33-93678       1994 Stock Option Plan             June 20, 1995


/s/ McDirmid, Mikkelsen & Secrest, P.S.
McDirmid, Mikkelsen & Secrest, P.C.

January 10, 1997